Exhibit 99.1

Nutriband Inc. Granted Prioritized Examination from the United States Patent and Trademark Office for Abuse Deterrent Technology Patent Application.

ORLANDO, Fla., January 29, 2019 – Nutriband Inc. (OTCQB: NTRB), a Nevada corporation, announced today that the United States Patent and Trademark Office (“USPTO”) has granted the Company’s request for Prioritized Examination (Track One) of the U.S. patent application for “Abuse and Misuse Deterrent Transdermal System” submitted by its subsidiary, 4P Therapeutics LLC.

Track One gives the Company’s application special status with fewer requirements than the current accelerated examination program and without having to perform a pre-examination search. However, the application still needs to be reviewed by the USPTO and the grant of Track One status does not mean that a patent will be granted. USPTO's Track One prioritized examination will normally allow the patent applicant to get a final disposition within about twelve months, although we cannot predict the effect of the government stoppage on the timing of USPTO action.

The abuse deterrent patch technology used in the Company’s fentanyl transdermal system is an abuse deterrent platform technology that the Company believes can be applied to other type of pain patches and other transdermal products as well to lower the risk of abuse and accidental misuse through the use of aversive agents, creating a safer treatment option for patients.

About Nutriband Inc.

The Company is primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Its lead product under development is its abuse deterrent fentanyl transdermal system which incorporates the Company’s proprietary technology designed to deter the abuse and misuse of opioids such as fentanyl in transdermal pain patches. The Company is engaged in the development of other transdermal patches which apply the Company’s abuse deterrent technology for other drugs that have the potential to be abused or misused and is engaged in the development of a transdermal delivery system for peptides and biologics typically given by injection which the Company believes has the potential to improve the compliance and safety of injectable medications.

The Company’s website is www.nutriband.com and 4P’s website is www.4PTherapeutics.com. Any material contained in or derived from the Company’s or 4P’s websites or any other website is not part of this press release.

About Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability obtain Federal Food and Drug Administration approval to market any product it may develop, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized development stage company that does not have a product that can be marketed and the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended January 31, 2018 and under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10-Q for the nine months ended October 31, 2018, and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Victor Roberts

Red Chip Companies

1-800-733-2447

victor@redchip.com

www.redchip.com